Exhibit 99.(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Representations and Warranties”, “Financial Highlights” and “Appendix B: Financial Highlights” in the Combined Proxy Statement/Prospectus included in this Registration Statement (Form N-14) of American Beacon Select Funds (the “Registration Statement”).

We also consent to the references to our firm under the caption “Financial Highlights” in the Prospectus filed February 21, 2025, included in Post-Effective Amendment No. 426 to the Registration Statement (Form N-1A, File No. 033-11387) of American Beacon Funds, filed with the Securities and Exchange Commission and incorporated by reference into the Combined Proxy Statement/Prospectus and Statement of Additional Information included in this Registration Statement.

We also consent to the incorporation by reference of our report dated December 27, 2024, with respect to the financial statements and financial highlights of  Ninety One International Franchise Fund (one of the funds constituting The Advisors’ Inner Circle Fund III) included in the Annual Report (Form N-CSR) for the year ended October 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

September 19, 2025